                                                                  EXHIBIT 10.2


                                      NOTE

$60,000,000                                                   DECEMBER 9, 1997


         PATTERSON ENERGY, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of NORWEST BANK TEXAS, NATIONAL ASSOCIATION (the "Bank"), the lesser of the principal sum of SIXTY MILLION DOLLARS ($60,000,000) or the aggregate unpaid principal amount of all Advances made by the Bank to the Borrower pursuant to Article II of the Credit Agreement dated as of December 9, 1997, among the Borrower, the Bank, and the Guarantors (as it may be amended or modified, the "Agreement"), in immediately available funds at the main office of the Bank in Wichita Falls, Texas, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

         The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance.

         This Note is issued pursuant to, and is entitled to the benefits of, the Agreement, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         Notwithstanding anything to the contrary in this Note, no provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law ("Maximum Rate"). If any interest in excess of the Maximum Rate is provided for or is adjudicated to be provided in this Note or otherwise in connection with the loan transaction, this paragraph shall govern, and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned. If for any reason interest in excess of the Maximum Rate is deemed charged, required, or permitted by any court of competent jurisdiction, the excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note, and, if the principal amount has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

         This Note shall be construed in accordance with the laws (and not the law of conflicts) of Texas, but giving effect to federal laws applicable to national banks.


                                        PATTERSON ENERGY, INC.


                                        By:      /s/ JAMES C. BROWN
                                            -------------------------------

                                        Name:    James C. Brown
                                              -----------------------------

                                        Title:   C.F.O.
                                               ----------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                         NOTE OF PATTERSON ENERGY, INC.
                             DATED DECEMBER 9, 1997


                             Principal Amount of
Date                               Advance                      Unpaid Balance
----                         -------------------                --------------





                                       2